SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 1
                                    TO
                                 FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       ULTRADATA SYSTEMS, INCORPORATED
             --------------------------------------------------
              (Exact name of Registrant as specified in Charter)

                  Delaware                       43-1401158
         ----------------------------------------------------------
         (State of Incorporation)     (I.R.S. Employer I.D. Number)

              9375 Dielman Industrial Drive, St. Louis, MO 63132
              --------------------------------------------------
                   (Address of Principal Executive Offices)

                                 MONTE ROSS
                       Ultradata Systems, Incorporated
                        9375 Dielman Industrial Drive
                            St. Louis, MO 63132
                              (314) 997-2250
              -------------------------------------------------
             (Address and Telephone Number of Agent for Service)

                                  Copy to:
                             ROBERT BRANTL, ESQ.
                             322 Fourth Street
                             Brooklyn, NY 11215
                               (718) 768-6045

                      1994 INCENTIVE STOCK OPTION PLAN
                 AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                 -------------------------------------------
                            (Full Title of Plans)

                       CALCULATION OF REGISTRATION FEE

                               Proposed       Proposed
Title of                       Maximum        Maximum
Securities      Amount         Offering       Aggregate    Amount of
to be           to be          Price          Offering     Registration
Registered      Registered (1) per Share (2)  Price (2)    Fee
-----------------------------------------------------------------------------

Common Stock    450,000        $4.65          $2,092,949   $552.54
$.01 par value  shares
-----------------------------------------------------------------------------


1. This Registration Statement also covers an indeterminable number of additional shares that may be issued as a result of an adjustment in the shares in the event of a stock split, stock dividend or similar capital adjustment, as required by the Plan.

2. The price stated is estimated solely for purposes of calculation of the registration fee and is the average of the sum of (i) the aggregate exercise price of options for 412,530 shares previously granted under the Plans and
(ii) the product resulting from multiplying the remaining 37,470 shares by $15.00, the closing price of shares of the Common Stock on the NASDAQ SmallCap Market on March 8, 2000.




                                 PART II

            INFORMATION REQUIRED IN THE REGISTRATION  STATEMENT

Item 3.
              INCORPORATION OF DOCUMENTS BY REFERENCE.

              Ultradata Systems, Incorporated is incorporating by reference the following documents previously filed with the Securities and Exchange
Commission:

    (a) Ultradata's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998;

    (b) Ultradata's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999;

    (c) Ultradata's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999;

    (d) Ultradata's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999;

    (e) the description of Ultradata's Common Stock contained in its Registration Statement on Form 8-A.

              Ultradata is also incorporating by reference all documents hereafter filed by Ultradata pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

Item 4.      DESCRIPTION OF SECURITIES.

              Not Applicable.

Item 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

              Robert Brantl, Esq., counsel to Ultradata, has passed upon the validity of the shares registered pursuant to this Registration Statement. Mr. Brantl holds no interest in the securities of Ultradata.

Item 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section
145 further provides that indemnification shall be provided if the party in question is successful on the merits.


Item 7.       EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.


Item 8.       EXHIBITS.

4.1 1994 Incentive Stock Option Plan - filed as an exhibit to Ultradata's Registration Statement on Form SB-2 (33-85218C) and incorporated herein by reference.

4.2           Amended and Restated 1996 Stock Option Plan - previously filed

5             Opinion of Robert Brantl, Esq. - previously filed

23.1 Consent of BDO Seidman LLP, independent certified public accountants

23.2          Consent of KPMG LLP, independent certified public accountants

23.3 Consent of Robert Brantl, Esq. is contained in his opinion, previously filed as Exhibit 5.


Item 9.       UNDERTAKINGS.

              Ultradata hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              (2) That, for the purpose of determining any liability under the
               Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

              (4) That, for purposes of determining any liability under the
               Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Ultradata pursuant to the provisions of the General Corporation Law of the State of Delaware, or otherwise, Ultradata has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Ultradata of expenses incurred or paid by a director, officer or controlling person of Ultradata in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Ultradata will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Ultradata Systems, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the under signed, thereunto duly authorized, in the City of St. Louis and the State of Missouri on the 24th day of March, 2000.

                           ULTRADATA SYSTEMS, INCORPORATED



                           By: /s/ Monte Ross
                               Monte Ross
                               Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on March 24, 2000.

    Name                             Title
----------------------------------------------------------------------------

/s/ Monte Ross                    President (Chief Executive Officer,
    Monte Ross                    Chief Financial Officer), Chairman of the
                                  Board

/s/ Ernest Clarke                 Director, Vice President, Controller
    Ernest Clarke                 (Chief Accounting Officer)


/s/ Mark L Peterson               Director
    Mark L.Peterson

/s/ Steven H. Akre                Director
    Steven H. Akre


    John J. Clancy                Director


    Donald Rattner                Director


                           INDEX TO EXHIBITS


23.1     Consent of BDO Seidman LLP, independent certified public accountants

23.2     Consent of KPMG LLP, independent certified public accountants

                                                         EXHIBIT 23.1

           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Ultradata Systems, Inc.
St. Louis, Missouri


We hereby consent to the incorporation by reference in the Form S-8A (0-25380) constituting a part of this Registration Statement of our report dated March 4, 1999, relating to the consolidated financial statements appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998.

/s/  BDO Seidman, LLP
---------------------
     BDO Seidman, LLP


St. Louis, Missouri
March 22, 2000

                                                   EXHIBIT 23.2

                        Independent Auditors' Consent

The Board of Directors and Stockholders
Ultradata Systems, Incorporated:

We consent to incorporation by reference in the post-effective amendment No. 1 to the registration statement (No. 333-32098) on Form S-8 of Ultradata Systems, Incorporated of our report dated March 16, 1998 relating to the consolidated statements of operations, stockholders' equity and cash flows of Ultradata Systems, Incorporated and subsidiary for the year ended December 31, 1997, which report appears in Ultradata Systems, Incorporated's Form 10-KSB for the year ended December 31, 1998.

/s/ KPMG LLP
------------
    KPMG LLP

St. Louis, Missouri
March 22, 2000